UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

         Check the appropriate box:

         |_|      Preliminary Information Statement
         |_|      Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
         |X|      Definitive Information Statement

                          PREMIER ALLIANCE GROUP, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

         |X|      No fee required
         |_|      Fee computed on table below per Exchange Act Rules 14c-5(g)
                  and 0-11

         1. Title of each class of securities to which transaction applies:

                  _________________________________________

         2.       Aggregate number of securities to which transaction applies:

                  _________________________________________

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

                  _________________________________________

         4.       Proposed maximum aggregate value of transaction

                  _________________________________________

         5.       Total fee paid

                  _________________________________________

|_| Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


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                          PREMIER ALLIANCE GROUP, INC.
                                4521 Sharon Road
                                    Suite 300
                         Charlotte, North Carolina 28211


                 NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF PREMIER ALLIANCE GROUP, INC.
(formerly known as Continuum Group C Inc.):

         The purpose of this letter is to inform you that we intend to effectuate a 7:1 reverse stock split of each share of common stock and each share of Class A preferred stock of Premier Alliance Group, Inc.

         The holders of a majority of our outstanding common stock and preferred stock, owning approximately 61% and 58% of the outstanding shares of our common stock and preferred stock, respectively, have executed a written consent in favor of the reverse stock split. The reverse stock split is described in greater detail in the information statement accompanying this notice. The consents that we have received constitute the only stockholder approval required for the reverse stock split under the Nevada Revised Statutes and our articles of incorporation and by-laws. We expect to effect the stock split on or about December 15, 2004.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our outstanding shares of common stock and holders of a majority of our outstanding shares of preferred stock satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

         The accompanying information statement is for information purposes only and explains our corporate name change and the terms of our proposed reincorporation. Please read the accompanying information statement carefully.

November 23, 2004

                                         By Order of the Board of Directors



                                         /s/ Mark S. Elliott
                                         --------------------
                                         Mark S. Elliott
                                         President

                          PREMIER ALLIANCE GROUP, INC.
                                4521 Sharon Road
                                    Suite 300
                         Charlotte, North Carolina 28211


                              INFORMATION STATEMENT
                                November 23, 2004


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This information statement is being mailed on or about November 24, 2004, to the stockholders of record of Premier Alliance Group, Inc. at the close of business on November 5, 2004. This Information statement is being sent to you for information purposes only. No action is requested or required on your part.

         This information statement is being furnished to you to inform you that holders of a majority of the outstanding shares of our common stock, par value $0.001 per share, and holders of a majority of the outstanding shares of our Class A convertible preferred stock, par value $.001 per share, have adopted, by written consent, resolutions authorizing us to effectuate a 7:1 reverse stock split of our outstanding shares of common stock and Class A convertible preferred stock.

         As of the close of business on the record date, we had 45,000,000 shares of common stock authorized, of which 40,676,863 shares were outstanding, and 5,000,000 shares of preferred stock authorized, of which 4,323,137 shares were outstanding. Each outstanding share of common stock is entitled to one vote per share.

         The approval of each affected class or series is required for us to be able to effectuate the proposed stock split. Under Nevada law and our organizational documents, we are entitled to obtain that approval by written consent. We have obtained written consents approving the stock split from stockholders holding approximately 61% of our outstanding common stock and approximately 58% of our outstanding Class A convertible preferred stock.

         This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Chapter 78 of the Nevada Revised Statutes.

         The expenses of mailing this information statement will be borne by Premier Alliance Group, Inc., including expenses in connection with preparing and mailing of this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

         Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone call to our principal executive offices.



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                                TABLE OF CONTENTS


CHANGE IN CONTROL TRANSACTION.............................................    3

VOTING SECURITIES.........................................................    3

DISSENTER'S RIGHT OF APPRAISAL............................................    3

STOCKHOLDER RESOLUTION - REVERSE STOCK SPLIT..............................    3

BOARD OF DIRECTORS' RECOMMENDATIONS AND STOCKHOLDER APPROVALS.............    5

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON...................    6

FORWARD-LOOKING STATEMENTS................................................    6

WHERE YOU CAN FIND MORE INFORMATION.......................................    6

INCORPORATION OF FINANCIAL INFORMATION....................................    6

                          CHANGE IN CONTROL TRANSACTION

         On October 12, 2004, we entered into a share exchange agreement with Premier Alliance Group, Inc., a North Carolina corporation ("Old Premier"), and the shareholders of Old Premier. On closing the transaction contemplated by this agreement, we issued on November 5, 2004, 36,176,863 shares of our common stock and 4,323,137 shares of our Class A convertible preferred stock to the shareholders of Old Premier, in exchange for all of Old Premier's outstanding shares of common stock and preferred stock. The result of this transaction was that Old Premier became a wholly owned subsidiary of Premier. Immediately after the share exchange, Premier and Old Premier entered into a merger agreement as a result of which Old Premier was merged into Premier and we changed our name from "Continuum Group C Inc." to our current name. This summary of the share exchange agreement is qualified in its entirety by reference to the share exchange agreement that has been filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on October 18, 2004.

                                VOTING SECURITIES

         As of November 5, 2004, there were 40,676,863 shares of our common stock and 4,323,137 shares of our Class A convertible preferred stock outstanding. Immediately following the effectiveness of the reverse split, there will be approximately 5,810,980 shares of our common stock and 617,591 shares of our Class A convertible preferred stock outstanding.

                         DISSENTERS' RIGHT OF APPRAISAL

         Under Nevada law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed reverse stock split and is not entitled to appraisal of or payment for their shares of our stock.

                            STOCKHOLDER RESOLUTION--
                               REVERSE STOCK SPLIT

         As of November 5, 2004, our board of directors and stockholders holding a majority of our outstanding common stock and a majority of our outstanding Class A convertible preferred stock voted to authorize our board of directors, at its discretion, to effect a reverse split of our outstanding common stock and Class A convertible preferred stock at a ratio of one share for each seven shares of common stock and Class A convertible preferred stock outstanding. Should the board of directors elect to effect it, this reverse split will take effect no sooner than December 15, 2004, for shareholders of Premier Alliance Group, Inc. of record as of the close of business on the date of the reverse stock split.

         We propose to effectuate the reverse stock agent for the following reasons:

o To reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization.

o To provide our management with additional flexibility to issue shares to facilitate future stock acquisitions and financing for us.

         Our board of directors believes that the reverse stock split is in the best interest of Premier Alliance Group, Inc. and its stockholders. We can give no assurances, however, that the reverse stock split will have the desired benefits. Our board of directors reserves the right to elect not to effect the reverse stock split.

EFFECT ON AUTHORIZED AND OUTSTANDING SHARES

         We are currently authorized to issue a maximum of 45,000,000 shares of common stock and 5,000,000 shares of convertible preferred stock, or which 4,323,137 shares are designated shares of Class A convertible preferred stock. As of the record date, there were 40,676,863 shares of our common stock and 4,323,137 shares of our Class A convertible preferred stock issued and outstanding. Although the number of authorized shares of common stock and preferred stock will not change as a result of the reverse split, the number of shares of common stock and preferred stock issued and outstanding will be reduced to a number that will be approximately equal to the number of shares of our common stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the reverse split, reduced by a favor of seven (approximately 5,810,980 shares of common stock and 617,591 shares of preferred stock).

         With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of shares of our common stock and preferred stock prior and subsequent to the reverse split will remain the same. Following the effective date of the reverse split, it is not anticipated that our financial condition, the percentage ownership by management, the number of our stockholders, or any aspect of our current business will materially change as a result of the reverse split.

         Should the board of directors choose to effect the reverse split, it will be effected simultaneously for all of our common stock and preferred stock and the exchange ratio will be the same for all of our common stock and preferred stock. The reverse split will also affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in Premier Alliance Group, Inc., except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. See "Exchange of Certificate and Elimination of Fractional Share Interests." Common stock and preferred stock issued and outstanding after the reverse stock split will remain fully paid and non-assessable.

         Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, and as a result we are subject to periodic reporting and other requirements. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act.

ACCOUNTING MATTERS

         The reverse split will not affect the par value of our common stock and our preferred stock. As a result, on the effective date of the reverse split, the stated par value capital on our balance sheet attributable to our common stock and our preferred stock will be reduced and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value per share of our common stock and our preferred stock will be increased because there will be fewer shares of our common stock and our preferred stock outstanding.

EXCHANGE OF CERTIFICATE AND ELIMINATION OF FRACTIONAL SHARE INTERESTS

         On the date of the reverse split, every seven shares of common stock and preferred stock will automatically be changed into one share of common stock and preferred stock, respectively. No additional action on the part of any stockholder will be required in order to effect the reverse split. Stockholders will be requested to exchange their certificates representing shares of common stock and preferred stock held prior to the reverse split for new certificates representing shares of common stock and preferred stock. Stockholders will be furnished the necessary materials and instructions to affect such exchange promptly following the effective date of the reverse split. Stockholders should not submit any certificates until requested to do so. In the event any certificate representing shares of common stock or preferred stock outstanding prior to the reverse split is not presented for exchange on our request. We will withhold any dividends that are declared after the date of the reverse split with respect to the common stock or preferred stock represented by that certificate we will withhold until that certificate has been properly presented for exchange. At that time, any such withheld dividends that have not yet been paid to a public official under any relevant abandoned property laws will be paid, without interest, to the stockholder.

         In the reverse split, no certificate representing any fractional share interest in our post-split shares will be issued, and no fractional share interest will entitle the holder to vote or to any rights of a stockholder. Instead, all fractional shares will be rounded up, so that a holder of pre-split shares will receive, in lieu of any fraction of a post-split share to which the holder would otherwise be entitled, an entire post-split share. No cash payment will be made to reduce or eliminate any fractional share interest. The result of this "rounding-up" process will increase slightly the holdings of those stockholders who currently hold a number of pre-split shares that would otherwise result in a fractional share after consummating the reverse split.

FEDERAL INCOME TAX CONSEQUENCES

         The following description of federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this Information statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge all stockholders to consult their own tax advisers to determine the particular consequences to each of them of the reverse split.

         We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. We believe, however, that because the reverse stock split is not part of a plan to periodically increase or decrease any stockholder's proportionate interest in the assets or earnings and profits of Premier Alliance Group, Inc., the reverse stock split will have the federal income tax effects described below:

         1. The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder's basis in the post-split shares will equal that stockholder's basis in the pre-split shares. A stockholder's holding period for the post-split shares will be the same as the holding period for the pre-split shares exchanged therefor. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor will also be held as a capital asset.

         2. As stockholders are not receiving cash in lieu of any fractional share interest, but instead fractional shares are being rounded up to the next whole share, it is unlikely that stockholders would be treated as if Premier Alliance Group, Inc. redeemed any fractional share interest. It is therefore unlikely that rounding up fractional shares would result in any gain or loss recognition by stockholders.

         3. Premier Alliance Group, Inc. should not recognize gain or loss as a result of the reverse stock split.

POTENTIAL ANTI-TAKEOVER EFFECT

         Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of Premier Alliance Group, Inc. with another company), we are not proposing the reverse split in response to any effort of which we are aware to accumulate any of our shares or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to our board and stockholders. Our board does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of Premier Alliance Group, Inc.

                       BOARD OF DIRECTORS' RECOMMENDATIONS
                            AND STOCKHOLDER APPROVALS

         On November 5, 2004, our board of directors considered and unanimously approved the reverse stock split and recommended that the stockholders adopt each of the actions with respect to the reverse stock split. In the absence of meeting stockholders the affirmative consent of the holders of a majority of our outstanding shares of common stock and preferred stock, voting separately, was required to approve the reverse stock split. Because holders of approximately 61% and 58% of the outstanding shares of our common stock and preferred stock executed a written consent in favor of the reverse stock split, we are authorized to effectuate the reverse stock split.

         The information contained in this information statement constitutes the only notice we will be providing stockholders.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Except in their capacity as shareholders, none of our officers, directors or any of their respective affiliates has any interest in the reverse stock split.

                           FORWARD-LOOKING STATEMENTS

         This information statement may contain certain "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "might," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with this act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

                     INCORPORATION OF FINANCIAL INFORMATION

         We "incorporate by reference" into this proxy statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this proxy statement the following documents we have previously filed with the SEC: our Form 10-SB/A as filed with the SEC on October 29, 2004 (SEC File No. 000-50501), our quarterly report on Form 10-QSB for the quarterly period ended March 31, 2004 as filed with the SEC on July 9, 2004 (SEC File No. 000-50501) and our quarterly report on Form 10-QSB for the quarterly period ended June 30, 2004, as filed with the SEC on October 29, 2004 (SEC File No. 000-50502). You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                          PREMIER ALLIANCE GROUP, INC.
                                4521 Sharon Road
                                    Suite 300
                         Charlotte, North Carolina 28211

         As we obtained the requisite stockholder vote for the reverse stock split described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock and holders of a majority of our outstanding shares of Class A convertible preferred stock.. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.